Exhibit 99.1

BeautyHealth Enters into $100 Million Accelerated Share Repurchase Agreement

Long Beach, Calif., November 10, 2022 – The Beauty Health Company (NASDAQ: SKIN), home to flagship brand Hydrafacial, today announced that it has entered into an accelerated share repurchase agreement (“ASR”) with JP Morgan Chase Bank, N.A., to repurchase an additional $100 million of the Company’s common stock. The ASR transaction was entered into pursuant to BeautyHealth’s existing share repurchase program announced on September 27, 2022, of which $100 million remained as of November 9, 2022.

Under the ASR, the Company will make a payment of $100 million and will receive an initial delivery of approximately 9.5 million shares of the Company’s common stock on November 14, 2022. The Company expects to fund the repurchase with cash on-hand. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average price of the Company’s common stock during the term of the ASR, less a discount and subject to adjustments pursuant to terms of the ASR. The final settlement of the ASR is expected to occur by the end of the second quarter of 2023.

BeautyHealth President and Chief Executive Officer Andrew Stanleick commented: “Following our strong Q3 results, today’s announcement underscores the executive team’s and the Board of Directors’ confidence in BeautyHealth’s business, community, financial position and long-term growth outlook. We will remain in a strong cash position after the execution of this buyback.

As we head toward the end of the year, wrapping up an intentional two-year period of elevated investment in the business to build our infrastructure, we are well positioned to drive and accelerate profitable growth across the globe.”

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering beauty health experiences that help consumers reinvent their relationship with their skin, bodies and self-confidence. Our flagship brand, Hydrafacial, created the category of hydradermabrasion by using a patented vortex-fusion delivery system to cleanse, extract, and hydrate the skin with proprietary solutions and serums. Hydrafacial provides a non-invasive and approachable skincare experience. Together, with our powerful community of aestheticians, consumers and partners, we are personalizing skin care solutions for all ages, genders, skin tones, and skin types. Hydrafacial is available in more than 90 countries with an install base of nearly 25,000 delivery systems providing millions of experiences to consumers each year. Find a local Hydrafacial at https://hydrafacial.com/find-a-provider/. For more information, visit www.beautyhealth.com.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the Business Combination; costs related to the Business Combination; The Beauty Health Company’s availability of cash for debt service and exposure to risk of default under debt obligations; The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on our business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
The One Nine Three Group
Investors: BeautyHealthIR@the193.com
Press: BeautyHealth@the193.com

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